Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Statement by Experts" in this Shell Company Report on Form 20-F of Lavoro Limited and to the incorporation by reference therein of our report dated December 5, 2022, with respect to the combined financial statements of the Lavoro Group, included in the Registration Statement (Form F-4 No. 333-267653) of Lavoro Limited, filed with the Securities and Exchange Commission on January 31, 2023.

/s/ ERNST & YOUNG

Auditores Independentes S/S Ltda.

São Paulo, Brazil

March 6, 2023